SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zynerba Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	80 W. Lancaster Avenue, Suite 300 Devon, PA 19333 (484) 581-7505	26-0389433
(State of Incorporation)	(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

ZYNERBA PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

Armando Anido

Chairman and Chief Executive Officer

Zynerba Pharmaceuticals, Inc.

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(484) 581-7505

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Jeffrey P. Libson, Esq.

Steven J. Abrams, Esq.

Rachael M. Bushey, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

18th and Arch Streets

Philadelphia, PA 19103

(215) 981-4241

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2) (3)		Proposed Maximum Aggregate Offering Price (2) (3)		Amount Of Registration Fee
Common Stock, par value $0.001 per share	216,762 shares	$13.18	(2)	$2,856,923	(2)	$288
Common Stock, par value $0.001 per share	1,637,399 shares	$10.49	(3)	$17,176,316	(3)	$1,730
TOTAL	1,854,161 shares			$20,033,239		$2,018

(1)        This Registration Statement covers 1,854,161 shares of Common Stock, par value $0.001 per share (“Common Stock”), of Zynerba Pharmaceuticals, Inc. (the “Registrant”) available for issuance pursuant to awards under the Zynerba Pharmaceuticals, Inc. Amended and Restated 2014 Omnibus Incentive Compensation Plan, as amended (the “2014 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s Common Stock that become issuable under the 2014 Plan pursuant to awards by reason of any stock dividend, stock split or other similar transaction that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)         The registration fee for the shares of Common Stock to be issued pursuant to the Plan was calculated in accordance with Rule 457(c) of the Securities Act, on the basis of $13.18 per share, the average of the high and low prices of Common Stock of the Registrant as reported on the NASDAQ Global Market on November 10, 2015.

(3)         The registration fee for the shares of Common Stock to be issued pursuant to outstanding options already granted under the Plan was calculated in accordance with Rule 457(h) of the Securities Act, based upon the weighted average price per share of $10.49 at which the options may be exercised.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                    Plan Information.

The Registrant has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement to participants in the 2014 Plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.                    Registrant Information and Employee Plan Annual Information.

The Registrant will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Zynerba Pharmaceuticals, Inc., 80 W. Lancaster Avenue, Suite 300, Devon, PA 19333, Attention: Armando Anido, Chairman and Chief Executive Officer, telephone number (484) 581-7505.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

The following documents of the Registrant and the 2014 Plan, filed or to be filed with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

(a) the Form S-1 filed by the Registrant on June 30, 2015 (File No. 333-205355) as most recently amended and all exhibits thereto (the “Form S-1”);

(b) the Registrant’s prospectus dated August 4, 2015 filed with the Commission pursuant to Rule 424(b) of the Securities Act in connection with its registration statement on the Form S-1, in which there is set forth the audited financial statements for the Registrant’s fiscal year ended December 31, 2014;

(c) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since August 4, 2015; and

(d) the description of the Registrant’s Common Stock contained in the registration statement on the Form S-1, which description is incorporated by reference into the Form 8-A filed with the Commission on July 30, 2015 pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.                     Description of Securities.

Not applicable.

Item 5.                       Interests of Named Experts and Counsel.

Not applicable.

Item 6.                  Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s sixth amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of the Registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•                  transaction from which the director derives an improper personal benefit;

•                  act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                  unlawful payment of dividends or redemption of shares; or

•                  breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s sixth amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by the Delaware General Corporation Law, the Registrant intends to enter into indemnification agreements with its directors and executive officers. These agreements, among other things, will require the Registrant to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7.                    Exemption from Registration Claimed.

Not applicable.

Item 8.                      Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description

5.1*	Opinion of Pepper Hamilton LLP (counsel to the Registrant) as to the legality of the securities being registered.

10.1

Zynerba Pharmaceuticals, Inc. Amended and Restated 2014 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.19(A) to the Registrant’s Registration Statement on Form S-1 (File No. 333-205355) filed on June 30, 2015).

10.2

Amendment to Amended and Restated 2014 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.19(B) to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-205355) filed on July 23, 2015).

23.1*	Consent of KPMG LLP.

23.2*	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on signature page hereto).

*                  Filed herewith.

Item 9.                   Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Devon, Commonwealth of Pennsylvania, on this 12th day of November, 2015.

ZYNERBA PHARMACEUTICALS, INC.

/s/ Armando Anido
By: Armando Anido
Title: Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Armando Anido and Richard A. Baron, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Armando Anido	Chief Executive Officer and Chairman of the Board of	November 12, 2015
Armando Anido	Directors (principal executive officer)

/s/ Richard A. Baron	Chief Financial Officer and Treasurer (principal	November 12, 2015
Richard A. Baron	financial and accounting officer)

/s/ Terri B. Sebree	President	November 12, 2015
Terri B. Sebree

/s/ Warren D. Cooper	Director	November 12, 2015
Warren D. Cooper

/s/ William J. Federici	Director	November 12, 2015
William J. Federici

/s/ Thomas L. Harrison	Director	November 12, 2015
Thomas L. Harrison

/s/ Daniel L. Kisner	Director	November 12, 2015
Daniel L. Kisner

Name	Title	Date

/s/ Kenneth I. Moch	Director	November 12, 2015
Kenneth I. Moch

/s/ Cynthia A. Rask	Director	November 12, 2015
Cynthia A. Rask

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Pepper Hamilton LLP (counsel to the Registrant) as to the legality of the securities being registered.

10.1

Zynerba Pharmaceuticals, Inc. Amended and Restated 2014 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.19(A) to the Registrant’s Registration Statement on Form S-1 (File No. 333-205355) filed on June 30, 2015).

10.2

Amendment to Amended and Restated 2014 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.19(B) to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-205355) filed on July 23, 2015).

23.1*	Consent of KPMG LLP.

23.2*	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on signature page hereto).

*                  Filed herewith.